Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13G (including amendments thereto) with respect to Class A common stock, par value US$0.0001 per share of Circle Internet Group, Inc., a Delaware corporation; and (ii) that this joint filing agreement may be included as an Exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Date: August 12, 2025

Chuang Xi Capital Limited

Signature: /s/ Quan Zhou
Name/Title: Quan Zhou / Authorized Signatory

IDG-Accel China Capital GP II Associates Ltd.

Signature: /s/ Quan Zhou
Name/Title: Quan Zhou / Authorized Signatory

Wide Palace Limited

Signature: /s/ Quan Zhou
Name/Title: Quan Zhou / Authorized Signatory

IDG China Capital Fund GP III Associates Ltd.

Signature: /s/ Quan Zhou
Name/Title: Quan Zhou / Authorized Signatory

Ho Chi Sing

Signature: /s/ Chi Sing Ho
Name/Title: Chi Sing Ho

Zhou Quan

Signature: /s/ Quan Zhou
Name/Title: Quan Zhou